As filed with the Securities and Exchange Commission on August 18, 1994
                                               Registration No. 33-
                    SECURITIES AND EXCHANGE COMMISSION              -----
                          WASHINGTON, D.C. 20549
                                ----------
                                 FORM S-8
                          REGISTRATION STATEMENT
                                  Under
                        The Securities Act of 1933
                                ----------
                       NORTHROP GRUMMAN CORPORATION
          (Exact name of registrant as specified in its charter)

                Delaware                           95-1065798
         (State of Incorporation)   (I.R.S. Employer Identification No.)

          1840 Century Park East, Los Angeles, California 90067
                 (Address of Principal Executive Offices)

             Employee Investment Plan of Grumman Corporation
                         (Full Title of the Plan)
                                ----------
                            Sheila M. Gibbons
                  Corporate Vice President and Secretary
                       Northrop Grumman Corporation
                          1840 Century Park East
                      Los Angeles, California  90067
                 (Name and Address of Agent for Service)

                              (310) 553-6262
                 (Telephone number of Agent for Service)
                                ----------
                     CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------
Title of       Amount To Be  Proposed     Proposed      Amount of
Securities To  Registered    Maximum      Maximum       Registration
Be Registered                Offering     Aggregate     Fee
                             Price Per    Offering
                             Share        Price

Common         3,300,000     $43.3125     $142,931,250  $49,287<F3>
Stock,<F1>     Shares        <F2>         <F2>
par value
$1.00 per
share

[FN]
<F1> In addition this Registration Statement also covers an indeterminate amount of interests offered or sold pursuant to the Employee Investment Plan of Grumman Corporation (the "Plan").
<F2> Estimated solely for purposes of calculating registration fee.
<F3> Registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Northrop Grumman Corporation common stock on the New York Stock Exchange on August 15, 1994 of $43.3125 per share.

                                          Total Pages: 17
                                        Exhibit Index: 12
      PART I:  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information*

Item 2.   Registrant Information*
_________________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with the Note to Part I of Form S-8.


       PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by References

     The following documents filed by Northrop Grumman Corporation ("Northrop Grumman" or the "Company") and the Employee Investment Plan of Grumman Corporation (the "Plan") with the Securities and Exchange
Commission (the "Commission") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

     (b) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1993;

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in
(a) above.

     (d) The description of the Company's common stock which is contained in the Company's registration statement on Form 8-B dated June 20, 1985 filed under the Exchange Act.

     (e) All subsequent documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference from the date of filing such documents.


Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.






Item 6.   Indemnification of Directors and Officers

     The Company provides for indemnification of directors, officers, employees and agents of the Company to the fullest extent authorized by Delaware Law.

     A.   Section 145 of the Delaware General Corporation Law provides:

     INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party of is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expense (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of




any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was




serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation shall include any service by a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     B.   Article V of the Company's By-Laws provides:

     Section 5.01. RIGHT TO INDEMNIFICATION. Each person who was or is made a party, or is threatened to be made a party, to any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation (hereinafter an "indemnitee") shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith. Any person who was or is made a party, or is threatened to be made a party, to any proceeding by reason of the fact that he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall also be considered an indemnitee for the purpose of this Article. The right to indemnification provided by this Article shall apply whether or not the basis of such proceeding is alleged action in an official capacity as such director, officer, employee or agent or in any other capacity while serving as such director officer, employee or agent. Notwithstanding anything in this Section 5.01 to the contrary, except as provided in Section 5.03 of this Article with respect to proceedings to




enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Corporation.

     Section 5.02. ADVANCEMENT OF EXPENSES. (a) The right to indemnification conferred in Section 5.01 shall include the right to have the expenses incurred in defending or preparing for any such proceeding in advance of the final disposition (hereinafter an "advancement of expenses") paid by the Corporation; provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director of officer (and not in any other capacity in which service was or is to be rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking containing such terms and conditions, including the requirement of security, as the Board of Directors deems appropriate (hereinafter an "undertaking'), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise; and provided, further, that an advancement of expenses shall not be made if the Corporation's Board of Directors makes a good faith determination that such payment would violate any applicable law. The Corporation shall not be obligated to advance fees and expenses to a director, officer, employee or agent in connection with a proceeding instituted by the Corporation against such person. (b) Notwithstanding anything in
Section 5.02(a) to the contrary, the right of employees or agents to advancement of expenses shall be at the discretion of the Board of Directors and on such terms and conditions, including the requirement of security, as the Board of Directors deems appropriate. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights for the advancement of expenses to employees and agents of the Corporation on such terms and conditions as such officers deem appropriate.

     Section 5.03.  RIGHT OF INDEMNITEE TO BRING SUIT.  If a claim under
Section 5.01 is not paid in full by the Corporation within sixty (60) calendar days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses under
Section 5.02 in which case the applicable period shall be thirty (30) calendar days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit.

     Section 5.04. NONEXCLUSIVITY OF RIGHTS. (a) The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Notwithstanding any amendment to




or repeal of this Article, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal. (b) The Corporation may maintain insurance, at its expense, to protect itself and any past or present director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article. (c) The Corporation may without reference to Sections 5.01 through 5.04(a) and (b) hereof, pay the expenses, including attorneys' fees, incurred by any director, officer, employee or agent of the Corporation who is subpoenaed, interviewed or deposed as a witness or otherwise incurs expenses in connection with any civil, arbitration, criminal, or administrative proceeding or governmental or internal investigation to which the Corporation is a party, target, or potentially a party or target, or of any such individual who appears as a witness at any trial, proceeding or hearing to which the Corporation is a party, if the Corporation determines that such payments will benefit the Corporation and if, at the time such expenses are incurred by such individual and paid by the Corporation, such individual is not a party, and is not threatened to be made a party, to such proceeding or investigation.

     C.   Indemnification Agreements:

     The Company provides indemnification agreements to all directors, elected officers and certain other designated persons. The indemnification agreements are intended to provide indemnification to the fullest extent authorized under Delaware and other applicable law. The indemnification agreements set out a procedure for determining compliance with the applicable statutory standard of conduct. A party to an indemnification agreement will be presumed to have met the applicable statutory standard of conduct unless the Company's Board of Directors, stockholders or independent legal counsel determine that the relevant standard has not been met. Under Delaware law no such presumption exists. The indemnification agreements also require the Company to advance litigation expenses at the request of an indemnified person in advance of the final resolution of a proceeding, provided that such person undertakes to repay such advances if it is ultimately determined that he or she is not entitled to indemnification. The indemnification agreements broaden the scope of the Company's indemnification obligations under the By-Laws and make the obligations expressly contractual.

     D.   Insurance:

     The Company maintains and pays the premiums on contracts insuring
(a) the Company (with certain exclusions) against any liability to




directors and officers it may incur under the indemnity provisions set forth in the By-Laws and individual indemnification agreements with officers and directors and (b) insuring each director and officer of the Company (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his relationship to the Company, which cannot otherwise be indemnified by the Company.

Item 7.   Exemption from Registration Claims

     Not applicable.

Item 8.   Exhibits

     Following is a list of Exhibits filed as part of this registration statement:

          Exhibit
          Number              Description
          -------             -----------
          23.1      Consent of Deloitte & Touche LLP

          23.2      Consent of Arthur Andersen & Co.

          24.1      Power of Attorney

     An opinion of counsel (Exhibit No. 5) is not being filed since
(i) the securities being offered are not original issue securities and
(ii) the Plan is qualified under Section 401 of the Internal Revenue Code and the Company hereby undertakes to submit or cause to be submitted to the Internal Revenue Service in a timely manner all amendments necessary to maintain the qualified status of the Plan, and to make all changes required by the Internal Revenue Service to maintain the qualification of the Plan.

Item 9.   Undertakings

     A.   The undersigned hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)   To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and





               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by final adjudication of such issue.






                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the capacities indicated, thereunto duly authorized, in the City of Los Angeles, State of California, on this 18th day of August, 1994.


                         NORTHROP GRUMMAN CORPORATION



                         By  /s/ Sheila M. Gibbons
                            ------------------------------------
                                 Sheila M. Gibbons
                         Corporate Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


   Signature                     Title                  Date
   ---------                     -----                  ----


Kent Kresa*               Chairman of the Board,     August 18, 1994
- ---------------------     President and Chief
Kent Kresa                Executive Officer and
                          Director (Principal
                          Executive Officer)


Oliver C. Boileau, Jr.*   Director                   August 18, 1994
- ---------------------
Oliver C. Boileau, Jr.


Jack R. Borsting*         Director                   August 18, 1994
- ---------------------
Jack R. Borsting


Renso L. Caporali*        Director                   August 18, 1994
- ---------------------
Renso L. Caporali








John T. Chain, Jr.*       Director                   August 18, 1994
- ---------------------
John T. Chain, Jr.


Jack Edwards*             Director                   August 18, 1994
- ---------------------
Jack Edwards


Barbara C. Jordan*        Director                   August 18, 1994
- ---------------------
Barbara C. Jordan


Aulana L. Peters*         Director                   August 18, 1994
- ---------------------
Aulana L. Peters


John E. Robson*           Director                   August 18, 1994
- ---------------------
John E. Robson


Richard R. Rosenberg*     Director                   August 18, 1994
- ---------------------
Richard R. Rosenberg


William F. Schmied*       Director                   August 18, 1994
- ---------------------
William F. Schmied


Brent Scowcroft*          Director                   August 18, 1994
- ---------------------
Brent Scowcroft


John Brooks Slaughter*    Director                   August 18, 1994
- ---------------------
John Brooks Slaughter


Wallace C. Solberg*       Director                   August 18, 1994
- ---------------------
Wallace C. Solberg


Richard J. Stegemeier*    Director                   August 18, 1994
- ---------------------
Richard J. Stegemeier




Richard B. Waugh, Jr.*    Corporate Vice President   August 18, 1994
- ---------------------     and Chief Financial
Richard B. Waugh, Jr.     Officer (Principal
                          Financial Officer)


Nelson F. Gibbs*          Corporate Vice President   August 18, 1994
- ---------------------     and Controller (Principal
Nelson F. Gibbs           Accounting Officer)



*By: /s/ Sheila M. Gibbons
    ----------------------------------------
         Sheila M. Gibbons, Attorney-in-Fact
         pursuant to a power of attorney


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 18, 1994.

                         EMPLOYEE INVESTMENT PLAN OF GRUMMAN CORPORATION

                         By:  Investment Plan Committee

                              By: /s/ Rose Mary Abelson
                                 ---------------------------------
                                      Rose Mary Abelson

                              Title: Member of Investment Plan Committee






















                            INDEX TO EXHIBITS



                                                            Sequentially
Exhibit                                                     Numbered
Index                                                       Page
- -------                                                     ------------

 23.1          Consent of Deloitte & Touche LLP                13

 23.2          Consent of Arthur Andersen & Co.                14

 24.1          Power of Attorney                               15











































                      INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration
Statement of Northrop Grumman Corporation on Form S-8 of our report dated February 1, 1994, appearing in the Annual Report on Form 10-K of Northrop Corporation (now named Northrop Grumman Corporation) for each of the five years in the period ended December 31, 1993.




DELOITTE & TOUCHE LLP
Los Angeles, California
August 16, 1994






































                               EXHIBIT 23.1



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of (i) our report dated January 20, 1994 to the board of directors and shareholders of Grumman Corporation and subsidiaries included in or incorporated by reference in Grumman Corporation's Annual Report on Form 10-K for the year ended December 31, 1993; and (ii) our report to the Trustees of the Employee Investment Plan of Grumman Corporation (the "Plan"), dated August 8, 1994 on the financial statements and schedules of the Plan included in the Plan's Annual Report on Form 11-K for the year ended December 31, 1993.




ARTHUR ANDERSEN & CO.
New York, New York
August 16, 1994


































                               EXHIBIT 23.2



                            POWER OF ATTORNEY
               Filing of Registration Statement on Form S-8


KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of NORTHROP GRUMMAN CORPORATION, a Delaware corporation (the "Company"), nominate, constitute and appoint RICHARD R. MOLLEUR and SHEILA M. GIBBONS, and each of them, acting or signing singly, as his or her agents and attorneys-in-fact, in his or her respective name and in the capacity indicated below to execute and/or file (1) a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), in connection with the registration under the Act of shares of the common stock of the Company which are proposed to be acquired by participants of the Grumman Employee Investment Plan under the Employee Investment Plan of Grumman Corporation; and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments or appendices or supplements that may be required to be filed under the Act to keep such registration statement effective or to terminate its effectiveness (including the financial statements, prospectus, schedules and all exhibits and other documents filed therewith or constituting a part thereof).

Further, the undersigned do hereby authorize and direct the said agentsand attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the "SEC"), or State Regulatory Agency, necessary, proper or convenient in their opinion to comply with the Act and the rules and regulations or orders of the SEC, or State Regulatory Agency, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Company shall become effective under the Act and any other applicable law.

Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such document had been executed or filed by the undersigned, respectively.

This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.













                               EXHIBIT 24.1



IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 17th day of August, 1994.


/s/ Kent Kresa                        Chairman of the Board,
- ---------------------------           President and Chief Executive
Kent Kresa                            Officer and Director
                                      (Principal Executive Officer)


/s/ Oliver C. Boileau, Jr.            Director
- ---------------------------
Oliver C. Boileau, Jr.


/s/ Jack R. Borsting                  Director
- ---------------------------
Jack R. Borsting


/s/ Renso L. Caporali                 Director
- ---------------------------
Renso L. Caporali

/s/ John T. Chain, Jr.                Director
- ---------------------------
John T. Chain, Jr.


/s/ Jack Edwards                      Director
- ---------------------------
Jack Edwards


/s/ Barbara C. Jordan                 Director
- ---------------------------
Barbara C. Jordan


/s/ Aulana L. Peters                  Director
- ---------------------------
Aulana L. Peters


/s/ John E. Robson                    Director
- ---------------------------
John E. Robson






                               EXHIBIT 24.1



/s/ Richard M. Rosenberg              Director
- ---------------------------
Richard M. Rosenberg


/s/ William F. Schmied                Director
- ---------------------------
William F. Schmied


/s/ Brent Scowcroft                   Director
- ---------------------------
Brent Scowcroft


/s/ John Brooks Slaughter             Director
- ---------------------------
John Brooks Slaughter


/s/ Wallace C. Solberg                Director
- ---------------------------
Wallace C. Solberg

/s/ Richard J. Stegemeier             Director
- ---------------------------
Richard J. Stegemeier


/s/ Richard B, Waugh, Jr.             Corporate Vice President and
- ---------------------------           Chief Financial Officer
Richard B. Waugh, Jr.                 (Principal Financial Officer)


/s/ Nelson F. Gibbs                   Corporate Vice President and
- ---------------------------           Controller (Principal
Nelson F. Gibbs                       Accounting Officer)
















                               EXHIBIT 24.1
